UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2005

BOOTH CREEK SKI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-26091	84-1359604
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1000 South Frontage Road West, Suite 100

Vail, Colorado 81657

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 476-1311

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Booth Creek Ski Group, Inc. (“Parent”), Booth Creek Ski Holdings, Inc. (the “Company”), Booth Creek Partners Limited II, L.L.L.P. (“Booth Creek Partners”), CIBC WG Argosy Merchant Fund 2, L.L.C. (the “CIBC Merchant Fund”), Co-Investment Merchant Fund, LLC (the “Co-Investment Fund”) and certain other security holders of Parent are parties to the Stockholders Agreement dated November 27, 1996, as amended and restated on various dates (the “Stockholders Agreement”). Pursuant to the terms of the Stockholders Agreement, on April 6, 2005, Booth Creek Partners replaced Edward Levy with Jay Levine of CIBC World Markets Corp. (an affiliate of the CIBC Merchant Fund and Co-Investment Fund) as one of its three designees on the Board of Directors of Parent. Mr. Levine also replaced Mr. Levy on the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOTH CREEK SKI HOLDINGS, INC.

Dated: April 12, 2005	By:	/s/ Brian J. Pope
	Name:	Brian J. Pope
	Title:	Vice President of Accounting and Finance